Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report dated May 31, 2005, (except for Note 2, paragraph 8 of Note 3 and Note 18, as to which the date is April 18, 2006) accompanying the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 10-KSB/A-3 for the year ended March 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of ZIM Corporation on Form S-8 (File No. 333-110878, effective December 3, 2003.)


    /s/ RAYMOND CHABOT GRANT THORNTON LLP
    Raymond Chabot Grant Thornton LLP

    Ottawa, Canada
    April 21, 2006